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EXHIBIT 10.33

WAIVER AND AMENDMENT NO. 4 TO
LOAN AGREEMENT

        This Waiver and Amendment No. 4 to Loan Agreement (this "Amendment"), dated as of September 11, 2001, is entered into with reference to the Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") dated as of November 29, 1999 currently among Apio, Inc., a Delaware corporation (successor by merger and name change to Bush Acquisition Corporation, a Delaware corporation) ("Borrower"), each lender from time to time a party thereto (each a "Lender" and collectively, the "Lenders"), Bank of America, N.A., as Issuing Lender, and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement. Section references herein relate to the Loan Agreement unless otherwise stated. All Section references herein relate to the Loan Agreement unless otherwise stated.

        The parties hereto hereby agree as follows:

        1.    Waivers.    Based on the Compliance Certificate delivered to the Administrative Agent by the Borrower with respect to the fiscal period ended July 31, 2001, as such information has been verbally confirmed to the Administrative Agent by a representative of Borrower, a Default has occurred under Section 9.1(c) of the Loan Agreement as a result of a violation of Sections 6.12 (Leverage Ratio) and 6.15 (Fixed Charge Coverage Ratio). Pursuant to the information provided by Borrower to the Administrative Agent for the fiscal period ended July 31, 2001 (a) Borrower's Leverage Ratio was 3.43:1.00 and (b) Borrower's Fixed Charge Coverage Ratio was 0.84:1.00. Section 6.12 requires the Leverage Ratio to be not greater than 2.75:1.00 for such Period. Section 6.15 requires the Fixed Charge Coverage Ratio to be not less than 1.25:1.00. The Lenders hereby waive the Default resulting from the violation of Sections 6.12 and 6.15 as of July 31, 2001. This waiver is a one time waiver only and shall pertain solely to the matters and the fiscal periods set forth herein. This waiver shall in no way be construed to waive any rights or remedies that the Lenders or the Administrative Agent may have with respect to any other Default or Event of Default under the Loan Agreement or the other Loan Documents, including, without limitation, Defaults or Events of Defaults resulting from violations of Sections 6.12 and or 6.15 or any fiscal period ended subsequent to July 31, 2001.

        2.    Section 1.1—Definition of "Borrowing Base Augmentation Amount".    The definition of "Borrowing Base Augmentation Amount" contained in Section 1.1 is hereby amended in full to read as follows:

          "Borrowing Base Augmentation Amount" means (a) for the fiscal period from and including September 1, 2001 to and including October 1, 2001, $3,000,000, (b) for the fiscal period from and including October 2, 2001 to and including November 1, 2001, $2,000,000, and (c) for the fiscal period from and including November 2, 2001 to and including December 1, 2001, $1,000,000. The Borrowing Base Augmentation Amount shall be terminated and permanently reduced to zero as of December 2, 2001"

        3.    Section 1.1—Definition of "Revolving Commitment".    The definition of "Revolving Commitment" contained in Section 1.1 of the Loan Agreement is hereby amended in full to read as follows:

          "Revolving Commitment" means the commitment by Lenders to make Revolving Loans to Borrower in an aggregate principal amount, subject to Section 2.8, not to exceed $12,000,000.

        4.    Section 3.16—Borrowing Base Augmentation Fee.    A new Section 3.16 is hereby added to the Loan Agreement to read as follows:

              "3.16 Borrowing Base Augmentation Fee. Monthly, in advance, on October 1, 2001, November 1, 2001, and November 30, 2001, Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with their Pro Rata Shares, an amount equal to one-half of one percent (0.50%) times the Borrowing Base Augmentation Amount in effect as of such date. In the event that the Borrowing Base Augmentation Amount shall remain in effect subsequent to December 1, 2001, Borrower shall pay such fee to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, monthly in advance on the first day of each calendar month (the "Augmentation Payment Date"). Such fee shall be due and payable in full, regardless of whether the Borrowing Base Augmentation Fee may later be terminated, if the Borrowing Base Augmentation Amount is in effect on the Augmentation Payment Date. If the Augmentation Payment Date is not a Business Day, such fee shall be paid on the immediately preceding Business Day.

        5.    Section 6.4(e)—Acquisitions and Investments.    Section 6.4(e) is hereby amended and restated in full to read as follows:

          "(e) Investments in Eligible Notes Receivable and Eligible Grower Advances and investments in crops made in the ordinary course of business; provided, however, that the aggregate amount of investments in crops made pursuant to this Section 6.4(e) on or after September 11, 2001 shall not exceed $1,500,000."

        6.    Section 6.12 (Leverage Ratio) and 6.15 (Fixed Charge Coverage Ratio).    Sections 6.12 and 6.15 are hereby amended such that, for purposes of calculating EBITDA with respect to the Leverage Ratio and the Fixed Charge Coverage Ratio, the amount of any farming loss incurred by Borrower in any fiscal period ended on or prior to July 31, 2001, shall, (a) to the extent incurred in any applicable fiscal period and (b) to the extent deducted in the calculation of Net Income for such applicable fiscal period, be added back to the calculation of EBITDA for such applicable fiscal period.

        7.    Exhibit C—Compliance Certificate.    Each of the parties hereto agrees that the Compliance Certificate set forth on Exhibit C to the Loan Agreement shall be amended in full as set in Annex II to this Amendment.

        8.    Extended Borrowing Base Augmentation Fee.    Each of the parties hereto agrees and acknowledges that the Borrowing Base Augmentation Amount was extended for the period from and including August 1, 2001 to and including August 31, 2001 (the "Extension Period"), in the amount of $4,000,000. Borrower hereby agrees that as consideration for the availability of the Borrowing Base Augmentation Amount during the Extension Period, it shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee of $20,000 (the "Extended Borrowing Base Augmentation Fee").

        9.    Effectiveness.    This Amendment shall become effective on such date (the "Effective Date") as the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and the Lenders, (a) duly executed counterparts of this Amendment, (b) duly executed counterparts of Annex I attached hereto, signed by each Party thereto, (b) the Extended Borrowing Base Augmentation Fee ($20,000) referred to in Section 8 above and (d) for the account of the Lenders in accordance with their Pro Rata Shares, an amendment fee in the amount of $10,000.

        10.    Representations and Warranties.    Except (i) for representations and warranties which expressly relate to a particular date or which are no longer true and correct as a result of a change permitted by the Loan Agreement or the other Loan Documents or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the Borrower hereby represents and warrants that each representation and warranty made by Borrower in Article 4 of the Loan Agreement (other than Sections 4.6 (first sentence), 4.11, and 4.18) are true and correct as of the date hereof as though such representations and warranties were made on and as of the date hereof. Without in any way limiting the foregoing, Borrower represents and warrants to the Administrative Agent and the Lenders that no Default or Event of Default has occurred and remains continuing or will result from the consents, waivers, amendments or transactions set forth herein or contemplated hereby.

        11.    Confirmation.    In all respects, the terms of the Loan Agreement and the other Loan Documents, in each case as amended hereby or by the documents referenced herein, are hereby confirmed.

    IN WITNESS WHEREOF, Borrower, the Administrative Agent and the Lenders have executed this Amendment as of the date first set forth above by their duly authorized representatives.

APIO, INC., a Delaware corporation
By:	Name: Title:
BANK OF AMERICA, N.A., as Administrative Agent, Issuing Lender and sole Lender
By:	John Plecque, Senior Vice President

S–1

ANNEX I TO WAIVER AND AMENDMENT NO. 4

CONSENT AND REAFFIRMATION OF GUARANTOR AND PLEDGOR

    The undersigned guarantor and pledgor hereby consents to the execution, delivery and performance by Borrower and the Administrative Agent of the foregoing Waiver and Amendment No. 4 to Loan Agreement ("Amendment No. 4"). In connection therewith, the undersigned expressly and knowingly reaffirms its liability under each of the Loan Documents to which it is a Party and expressly agrees (a) to be and remain liable under the terms of each such Loan Document and (b) that it has no defense, offset or counterclaim whatsoever against the Administrative Agent or the Lenders with respect to any such Loan Document.

    The undersigned further agrees that each Loan Document to which it is a Party shall remain in full force and effect and is hereby ratified and confirmed.

    The undersigned further agrees that the execution of this Consent and Reaffirmation of Guarantor and Pledgor is not necessary for the continued validity and enforceability of any Loan Document to which it is a Party, but is executed to induce the Administrative Agent and the Lenders to approve of and otherwise enter into the Amendment No. 4.

    IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has caused this Consent and Reaffirmation of Guarantor and Pledgor to be executed as of September 11, 2001.

LANDEC CORPORATION, a California
corporation

By:	Name: Title:

I–1

ANNEX II

EXHIBIT C

COMPLIANCE CERTIFICATE

I–2

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  EXHIBIT 10.33
WAIVER AND AMENDMENT NO. 4 TO LOAN AGREEMENT